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                                                                    EXHIBIT 10.7



THIS AGREEMENT IS SUBJECT TO THE TERMS OF (i) THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF EVEN DATE HEREWITH, BY AND AMONG THE HOLDERS OF JUNIOR CLAIMS, NATIONSBANK OF TEXAS, N.A., AS A HOLDER OF A SENIOR CLAIM, FIRST INTERSTATE BANK OF TEXAS, N.A., AS A HOLDER OF A SENIOR CLAIM, AND FIRST INTERSTATE BANK OF TEXAS, N.A., AS AGENT FOR THE HOLDER OF THE SENIOR CLAIMS,
(ii) THAT CERTAIN SELLER/BANC ONE SUBORDINATION AGREEMENT, DATED AS OF EVEN DATE HEREWITH, BY AND AMONG THE HOLDERS OF JUNIOR CLAIMS AND BANC ONE CAPITAL PARTNERS II, LIMITED PARTNERSHIP, AS A HOLDER OF SENIOR SUBORDINATE CLAIMS, AND
(iii) THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF EVEN DATE HEREWITH BY AND AMONG MAX BOWEN ENTERPRISES, SUMMIT CAPITAL INC. AND THE BOWEN-SMITH CORP. INCENTIVE COMPENSATION TRUST.


                              MANAGEMENT AGREEMENT

       This Management Agreement (this ``Agreement'') is made and entered into as of October 12, 1994, by and between Bowen-Smith Corp., a Delaware corporation (the ``Company''), and Summit Capital, Inc., a Texas corporation (``Summit'').

                                    RECITALS

       Summit is experienced in providing management services and in providing strategic planning and financial services to business enterprises including companies engaged in the communication tower business.

       The Company wishes to engage Summit in connection with the Company's efforts to acquire, own, operate and maintain communication towers and tower companies from time to time.

       NOW, THEREFORE, for and in consideration of the mutual benefits to be derived herefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Summit agree as follows:

       1. MANAGEMENT SERVICES. For the term hereof, the Company hereby engages Summit to (a) assist the Company in identifying potential investment opportunities in or relating to the communication tower business including the acquisition of towers and tower businesses, (b) advise and assist the Company in evaluating, structuring, negotiating, documenting and finalizing any such investments made by the Company, (c) advise the Company on an ongoing basis in connection with financial matters involving the Company's credit facilities,
(d) advise and assist the Company in connection with the liquidation, sale, or exchange of any assets or properties, (e) assist the Company in evaluating the day to day operations and strategic plans for the business, (f) advise the Company with respect to the maintenance and repair of communication towers, (g) assist the Company with respect to marketing and sales of communication services and (h) assist the Company's management in making recommendations to the Board of Directors of the Company with respect to any of the foregoing. Summit shall devote such time and effort in providing such services as each such party





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deems reasonably necessary and appropriate in order to adequately assist and advise the Company with respect to such matters.

       2. INVESTMENT SERVICES. In addition to the management services described in Section 1 above, the Company may engage Summit from time to time to perform investment banking or similar services with respect to evaluating the Company's capital structure and capital requirements, raising additional capital and such other investment banking services as the Company and Summit may agree upon.

       3. MANAGEMENT FEE; INVESTMENT FEE. As compensation for the management services rendered by Summit pursuant to Section 1 above, the Company shall, with respect to each year during the term hereof, pay Summit an annual management fee in the amount of $120,000 (escalating 5% per annum commencing November 1, 1995 and on each November 1 thereafter), payable quarterly in advance of first day of each calendar quarter for which such payment relates. The first quarterly payment shall be due on October 12, 1994 and shall be pro rated for the calendar quarter ending December 30, 1994. Subsequent quarterly payments shall be due on each January 1, April 1, July 1 and October 1 commencing January 1, 1995. The final quarterly payment shall be pro rated if necessary. In addition, if the Company engages Summit to render investment banking or other services as described in Section 2, the Company shall pay Summit such customary fees on such terms as the parties may agree upon.

       4. RELEASE AND INDEMNIFICATION. To the fullest extent allowed by applicable law, the Company, on behalf of itself and its successors and assigns, hereby releases, acquits, and forever discharges Summit, its affiliates and their respective officers, directors, employees, partners, representatives and agents from all claims, demands or causes of action of any character which the Company may have against such persons and entities in connection with the services to be provided by Summit hereunder; provided, however, such release shall not apply to actions in breach of this Agreement or constituting willful malfeasance or gross negligence. To the fullest extent permitted by applicable law, the Company shall indemnify, defend and hold harmless Summit, its affiliates and their respective officers, directors, employees, partners, representatives and agents from and against all losses, costs, claims, liabilities, damages and expenses (including, without limitation, costs of suit and attorneys' fees) they may incur in connection with the performance by Summit of its obligations hereunder, and the Company shall reimburse each such indemnified party for all reasonable expenses (including reasonable fees and expenses of counsel) as they are incurred by such indemnified party in connection with investigating, defending, or preparing for any such action or claim. THE LOSSES, COSTS, CLAIMS, DAMAGES, LIABILITIES AND EXPENSES FOR WHICH SUCH INDEMNIFIED PARTIES ARE INDEMNIFIED HEREUNDER SHALL SPECIFICALLY INCLUDE THOSE WHICH RESULT FROM SUCH PARTY'S SOLE, CONCURRENT ACTIVE OR PASSIVE NEGLIGENCE BUT NOT THOSE WHICH RESULT FROM SUCH PARTY'S GROSS NEGLIGENCE OR WILLFUL MALFEASANCE. The provisions of this
Section 4 shall survive the termination of this Agreement.

       5. NATURE OF RELATIONSHIP. The parties hereto do not hereby intend to and do not hereby form a partnership and nothing in this Agreement shall be construed to imply such intention; the parties intend that at all times that Summit shall provide services to the Company as an independent contractor.





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       6.     TERM AND TERMINATION.  This Agreement shall commence as of the date first written above and shall continue until and terminate on October 30, 1999.

       7. MISCELLANEOUS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE WHICH WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION APPLICABLE HERETO. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, superseding all prior negotiations, discussions, agreements and understandings, whether oral or written, relating to the subject matter hereof. This Agreement may only be amended in writing signed by all of the parties hereto, and any provision hereof may be waived only in writing signed by the party to be charged. If any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other document. This Agreement is personal to each of the Company and Summit and may not be assigned or delegated by any of them without the express written consent of the other parties. Subject to the foregoing sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       8. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given if hand-delivered or sent by first class registered or certified mail (return receipt requested), postage prepaid or, to the extent receipt is confirmed, telecopy, to the applicable party at the appropriate address set forth below:

              (a)    If to the Company, to:

                            12454 Old Galveston Road
                            Webster, TX  77598
                            Attention: President

              (b)    If to Summit, to:

                            8 Greenway Plaza, Suite 714
                            Houston, TX  77046
                            Attention: Fred R. Lummis

Each party shall have the right, upon giving 10 days' prior notice to the other parties in the manner hereinabove provided, to change its address for notice purposes. Notice given in any other fashion shall be deemed to be effective when and if it is received.





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       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                           BOWEN-SMITH CORP.


                                           By: /s/ FRED R. LUMMIS
                                              ----------------------------------
                                           Name:  Fred R. Lummis
                                           Title: Chief Executive Officer


                                           SUMMIT CAPITAL, INC.


                                           By: /s/ GEORGE KELLY
                                              ----------------------------------
                                           Name:  George Kelly
                                           Title:
                                                 -------------------------------





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